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                                                                Exhibit 23.1


The Board of Directors
PLD Telekom Inc.

We consent to the incorporation by reference in the registration statement (no. 333-35139) on Form S-8, in the Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (333-18713), in the registration statement (no. 333-5400) on Form S-3, in the registration statement (no. 333-5396) on Form S-3, and in the registration statement (no. 333-5398) on Form S-4 of PLD Telekom Inc. of our report dated March 23, 1998, relating to the consolidated balance sheet of PLD Telekom Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1997, which report appears in the Current Report on Form 8-K/A of PLD Telekom Inc. filed with the Securities and Exchange Commission on April 8, 1998.



                                        KPMG PEAT MARWICK LLP


New York, New York
April 8, 1998